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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                          CREDIT AND SUPPLY AGREEMENT

     CREDIT AND SUPPLY AGREEMENT ("AGREEMENT"), dated as of May 29, 2001, by and between Cyberian Outpost, Inc., a Delaware corporation ("OUTPOST") and Merrimack Services Corporation, a Delaware corporation ("MSC").

     WHEREAS, simultaneously with the execution and delivery of this Agreement an Affiliate of MSC is entering into a certain Merger Agreement (the "MERGER AGREEMENT") pursuant to which Outpost will merge with an Affiliate of MSC: and,

     WHEREAS, in conjunction with the foregoing transactions, Outpost has requested that MSC provide it with a line of credit (the "WORKING CAPITAL LINE"), with the understanding that the proceeds of such Working Capital Line are to be used by Outpost to fund necessary payments to trade creditors and others pending the Closing of the Merger, and MSC is willing to do so upon the terms and conditions hereinafter set forth;

     WHEREAS, in conjunction with the foregoing transactions, Outpost has also asked MSC to make certain items of inventory available to it for sale to Outpost's customers, and MSC is willing to do so upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises, terms, covenants, provisions and conditions set forth herein, and each intending to be legally bound hereby, the parties agree as follows:

     1.  CERTAIN DEFINITIONS.

          1.1. GENERAL. For the purposes of this Agreement, the terms listed below shall have the following meanings:

                (a) "AFFILIATE" of a specified person shall mean a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person, including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 10% ownership or more.

                (b) "COLLATERAL" shall have the meaning defined in the Security Agreement.

                (c) "CREDIT EXTENSION PERIOD" shall mean the period beginning on the date hereof and terminating on the occurrence of the first Credit Extension Termination Event.

                (d) "CREDIT EXTENSION TERMINATION EVENT" shall mean each of the following:

                       (i) An Event of Default shall have occurred and be continuing;

                       (ii) The Maturity Date shall have occurred;

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                       (iii)  Sixty days shall have passed after the date on
          which the Merger Agreement is terminated by Outpost pursuant to
          Section 10.01(e) or Section 10.01(f) of the Merger Agreement; or

                       (iv) Thirty days shall have passed after the date on which a Subsequent Triggering Event (as such term is defined in the Warrant Agreement) shall have first occurred.

                (e) "EVENT OF DEFAULT" shall have the meaning set forth in the Promissory Note.

                (f) "INTEREST RATE" shall mean prime interest rate as reported in The Wall Street Journal on the date of this Agreement.

                (g) "INVENTORY LINE" shall mean the line of credit made available (and advances made from time to time) by MSC to Outpost pursuant to
Section 2.

                (h) "INVENTORY PAYABLE CAP" shall mean five million dollars ($5,000,000), except as otherwise provided in this Agreement.

                (i) "INVENTORY PAYABLE DUE DATE" shall mean the date that is seven calendar days after the date on which the Inventory Payable is first created.

                (j) "INVENTORY PAYABLES" shall mean amounts from time to time owing by Outpost to MSC with respect to Inventory Items purchased by Outpost from MSC or any Affiliate of MSC.

                (k) "LOAN DOCUMENTS" shall mean each of this Agreement, the Security Agreement, and the Promissory Note.

                (l)  "MATURITY DATE" shall mean the earliest to occur of

                       (i)   the date which is five days after the Closing Date;

                       (ii) the date which is ninety days after the date on which the Merger Agreement is terminated by Outpost pursuant to
          Section 10.01(e) or Section 10.01(f) of the Merger Agreement;

                       (iii) the date on which the Merger Agreement is terminated by MSC pursuant to Section 10.01(e) or Section 10.01(f) of the Merger Agreement; (iv) the date on which the Merger Agreement expires by its terms or is terminated by either party (except as otherwise provided in Section 1.1(l)(ii)); or

                       (v) the date which is sixty days after a Subsequent Triggering Event (as such term is defined in the Warrant Agreement) shall have first occurred.

                (m) "MERGER AGREEMENT" shall mean that certain Merger Agreement dated as of the date hereof by and between Outpost and an Affiliate of MSC.

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                (n)  "OBLIGATIONS" shall mean amounts owing to MSC from time to time under the Working Capital Line or as Inventory Payables, including without limitation all interest accrued from time to time.

                (o) "SECURITY AGREEMENT" shall mean that certain Security Agreement of even date herewith by and between MSC and Outpost.

                (p) "WARRANT AGREEMENT" shall mean that certain Stock Warrant Agreement dated as of the date hereof by and between an Affiliate of MSC and Outpost.

                (q) "WORKING CAPITAL LINE AMOUNT" shall mean Three Million Dollars ($3,000,000).

            1.2. CAPITALIZED TERMS, GENERALLY. Capitalized terms used and not defined herein shall have the meanings defined in the Merger Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     2.   SALES OF INVENTORY BY MSC TO OUTPOST.

            2.1. ORDERING AND DELIVERY OF INVENTORY ITEMS. During the Credit Extension Period MSC agrees to make inventory ("INVENTORY ITEMS") available to Outpost at MSC's Wilmington, Ohio warehouse, if the following conditions are met:

                (a) Outpost shall have submitted to MSC its purchase order and such other documentation as MSC shall reasonably request to evidence its order of the Inventory Item;

                (b) MSC has the Inventory Item ordered by Outpost in stock and ready for delivery;

                (c) The aggregate amount of Inventory Payables that will be outstanding upon MSC's delivery to Outpost of the requested Inventory Items will not exceed the Inventory Payable Cap (it being agreed that any addition of any overdue Inventory Payable to the Working Capital Loan Balance pursuant to
Section 2.3 shall not have the effect of decreasing the aggregate amount of Inventory Payables at the time outstanding); and

                (d) Outpost shall have provided evidence satisfactory to MSC that:
                       (i) the requested Inventory Item has been ordered by a third party customer of Outpost in the ordinary course of business;

                       (ii) such customer has provided payment by credit card for such Inventory Item ("Card Charge");

                       (iii) Outpost has complied with all applicable credit card fraud prevention procedures and policies in accepting such Card Charges;

                       (iv) Outpost has given irrevocable instructions (which by their terms cannot be altered without the written agreement of MSC) to its credit card processor that

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          all credit card payments be paid by the credit card processor directly to a bank account in the name of and under the control of MSC, with the result that all payments of the Card Charges ("Credit Card Payments") will be made to MSC and not to Outpost;

                       (v) upon shipment of the Inventory Item Outpost will have a Card Charge receivable (due and collectible in not more than four (4) days from the date of Inventory Item shipment) for the purchase price of the Inventory Item; and

                       (vi) the related Card Charge receivable and Credit Card Payment each constitute Collateral under the Loan Documents.

                (e) Outpost agrees to cause the procedures described in Section 2.1(d) to be complied with.

           2.2. APPLICATION OF CREDIT CARD PAYMENTS. At the end of each business day MSC will account to Outpost, reporting the amount of Credit Card Payments received that day. MSC shall apply the aggregate amount of Credit Card Payments received each day in the following order:

                (a) Such Credit Card Payments shall first be applied so as to pay down all Inventory Payables that have not been paid by the Inventory Payable Due Date.

                (b) Next, if an Event of Default shall have occurred or a Credit Extension Termination Event shall have occurred,

                      (i) any remaining Credit Card Payments shall be applied so as to pay down the Inventory Payables to which such Credit Card Payment relate; and then

                      (ii) any additional remaining Credit Card Payments shall be applied to pay down the outstanding balance of any Working Capital Loans; and then

                      (iii) any additional remaining Credit Card Payments shall be applied to pay down any then unpaid Inventory Payables.

                (c) Finally, unless an Event of Default shall have occurred or a Credit Extension Termination Event shall have occurred, any remaining Credit Card Payments shall be paid over to Outpost.

           2.3. PAYMENT FOR INVENTORY ITEMS. All purchases of Inventory Items shall be on seven day net terms. The price for each Inventory Item shall be the cost to MSC of each such Inventory Item plus 5%. Amounts due with respect to Inventory Items shall be considered to be Inventory Payables hereunder. The full amount of any Inventory Payable that has not been paid to MSC by the Inventory Payable Due Date shall be added to the Working Capital Loan balance and shall bear interest at the Interest Rate.

           2.4. RETURNS OF INVENTORY ITEMS. Outpost may return Inventory Items to MSC only with MSC's prior approval.

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     3.  WORKING CAPITAL LOANS. Outpost shall have the right to request MSC to make, on the terms and conditions set forth in this Agreement, working capital loans (each a "WORKING CAPITAL LOAN" and collectively, the "WORKING CAPITAL LOANS") to Outpost from time to time during the Credit Extension Period. The obligations of Outpost with respect to the Working Capital Loans shall be evidenced by Outpost's promissory note substantially in the form of Exhibit A (the "PROMISSORY NOTE") to be executed by Outpost before the first Working Capital Loan is made. Outpost may prepay amounts borrowed as Working Capital Loans without prepayment penalty.

     4. MAXIMUM AMOUNT OF WORKING CAPITAL LOANS. The maximum principal amount of Working Capital Loans (including, without limitation, Inventory Payables added to the Working Capital Loans pursuant to Section 2.3) shall not exceed the Working Capital Line Amount.

     5. NOTICE AND MANNER OF BORROWING. Outpost shall submit a written request that MSC make a Working Capital Loan under this Agreement, specifying (i) the requested amount of the Loan; (ii) the purposes for which the proceeds of the Loan will be used, (iii) the date (which shall be not less than three Business Days after the date ("Request Date") the request is submitted to MSC) on which Outpost is requesting the Loan to be made, and (iv) such other information as MSC may reasonably request. MSC will inform Outpost as to whether the Loan request has been approved not later than two Business Days after the Request Date. MSC shall have sole and complete discretion in deciding whether or not to approve a Loan request. If the Loan request has been approved, and if the preconditions to borrowing set forth in Section 7 (with respect to the initial
Loan) or Section 8 (with respect to all other Loans) are met, not later than 3:00 p.m. on the date such Working Capital Loan is scheduled to be made (as specified in the Loan request notice from Outpost), MSC will make such Working Capital Loan available to Outpost by wire transfer to an account that is designated in writing by Outpost to MSC at the time the notice of proposed borrowing is delivered.

     6.  INTEREST.

          6.1. GENERAL. Outpost shall pay interest to MSC on the unpaid principal amount of the Working Capital Loans from time to time outstanding at a rate per annum equal to the Interest Rate. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on the Working Capital Loans shall be paid in immediately available funds on the first day of each calendar month. The final payment of interest shall be paid with the final payment of the Working Capital Loans (whether on the Maturity Date or otherwise). Any interest amount not paid by Outpost when due shall not constitute a default hereunder but shall be added to the principal amount owed to MSC under the Promissory Note and (to the extent legally permissible) shall bear interest thereafter at the Interest Rate until paid.

          6.2. LIMITATION ON INTEREST PAYABLE. If, at any time, the rate of interest payable on the Obligations shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable law, then, for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such law.

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          6.3.  METHOD OF PAYMENT.  Outpost shall make each payment under this
Agreement to MSC at its office located at Merrimack, New Hampshire on the date when due in lawful money of the United States in immediately available funds pursuant to wire transfer instructions provided by MSC. Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a day which is a business day in New Hampshire, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of the payment of interest.

     7. CONDITIONS PRECEDENT TO INITIAL ADVANCES OF CREDIT UNDER WORKING CAPITAL LOANS AND INVENTORY LINE. The following conditions shall be satisfied by Outpost at or before the time MSC advances the first Working Capital Loan or provides any Inventory Item to Outpost pursuant to the Inventory Line:

          7.1. Outpost shall have delivered to MSC the Promissory Note, the Security Agreement, and any UCC financing statements or other security documents requested by MSC, together with appropriate certificates of legal existence and good standing dated at or shortly before the date thereof. The documentation for such Working Capital Loan shall be reasonably satisfactory in form and substance to MSC and its counsel;

          7.2. No Event of Default shall have occurred and be continuing, and Outpost shall have delivered to MSC an Officer's Certificate confirming that no Event of Default has occurred and is continuing; and

          7.3. Outpost shall have delivered to MSC a legal opinion of its counsel, in form and substance reasonably satisfactory to MSC and its counsel, dated the date of the initial borrowing, as to such matters as MSC shall have reasonably requested.

     8. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES OF CREDIT UNDER WORKING CAPITAL LOANS AND INVENTORY LINE. The following condition shall be satisfied by Outpost at or before the time MSC advances any Working Capital Loan after the first Working Capital Loan and before MSC provides any additional Inventory Item to Outpost pursuant to the Inventory Line:

          8.1.  No Credit Extension Termination Event shall have occurred; and

          8.2. No Event of Default shall have occurred and be continuing, and Outpost shall have delivered to MSC (upon request of MSC) an Officer's Certificate confirming that no Event of Default has occurred and is continuing.

     9. CREDIT EXTENSION TERMINATION EVENT. From and after the occurrence of a Credit Extension Termination Event, (a) all obligations of MSC to make Working Capital Loans hereunder shall terminate and (b) the Inventory Payable Cap shall become zero dollars.

     10. PAYMENT OF OBLIGATION ON OR BEFORE MATURITY DATE. Notwithstanding any other provisions of the Loan Documents, Outpost agrees to pay all Obligations to MSC in full on or before the Maturity Date.

     11.  SEVERABILITY.   Any provision of this Agreement that is prohibited or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or

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unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. RIGHT OF SET-OFF. MSC may transfer any Obligation to any Affiliate. Obligations may be applied or set off by MSC or any Affiliate against any liabilities of MSC or any such Affiliate to Outpost at any time whether or not such liabilities are then due or other collateral is then available and without regard to the adequacy of any such other collateral.

     13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of New Hampshire without regard to its principles of conflicts of laws.

     14.  SECURITY AGREEMENT.

           14.1. To secure the payment and performance of all obligations of Outpost to MSC, Outpost and MSC have entered into the Security Agreement.

     15. SUBMISSION TO JURISDICTION. TO INDUCE MSC TO ACCEPT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO MAKE EACH OF THE EXTENSIONS OF CREDIT CONTEMPLATED HEREBY:

           15.1. OUTPOST IRREVOCABLY AGREES THAT, OTHER THAN AS MAY BE NECESSARY IN MSC'S SOLE AND ABSOLUTE DISCRETION TO PRESERVE RIGHTS IN COLLATERAL, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF NEW HAMPSHIRE.

           15.2. Outpost hereby waives any right it may have to transfer or change the venue of any litigation brought against Outpost by MSC in accordance with this Section 15.

     16. WAIVER OF TRIAL BY JURY. To the extent not prohibited by applicable law which cannot be waived, Outpost and MSC hereby waive, and covenant that they will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement or any other Loan Document or the subject matter thereof or any obligation or in any way connected with or related or incidental to the dealings of MSC or Outpost or any of them in connection with any of the above, in each case whether now or hereafter arising and whether sounding in contract or tort or otherwise. Outpost acknowledges (i) that it has been informed by MSC that the provisions of this
Section 16 constitute a material inducement upon which MSC has relied, is relying and will rely in entering into this Agreement and each other Loan Document and (ii) that it has been advised by counsel as to the meaning and effect of this Section.

     17. NO ASSIGNMENT. This Agreement is personal to the parties hereto and may not be assigned by either party, whether by operation of law or otherwise.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CYBERIAN OUTPOST, INC.

                                    By: /s/ Darryl Peck
                                       ----------------------------------------
                                       Name:  Darryl Peck
                                       Title: President & CEO

                                    MERRIMACK SERVICES CORPORATION

                                    By: /s/ Mark A. Gavin
                                       ----------------------------------------
                                       Name:  Mark A. Gavin
                                       Title: SVP of Finance & CFO

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                                                                       Exhibit A

                      WORKING CAPITAL LOAN PROMISSORY NOTE

$3,000,000                                                          May 29, 2001


     FOR VALUE RECEIVED, Cyberian Outpost, Inc., a Delaware corporation ("Outpost"), promises to pay to the order of Merrimack Services Corporation, a Delaware corporation ("MSC"), on the earlier of (x) the date or dates set forth in connection with the various Working Capital Loans made by MSC to Outpost and
(y) the Maturity Date, the principal sum of THREE MILLION DOLLARS ($3,000,000), or such other principal sum as may from time to time be outstanding, and to pay interest on the unpaid principal balance hereunder on the first day of each calendar month (commencing on June 1, 2001) and on the Maturity Date, at the annual Interest Rate determined as provided in the Loan Agreement. Funds paid hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance. Capitalized terms used and not defined herein shall have the meanings defined in the Credit and Supply Agreement between Outpost and MSC dated as of the date hereof (the "Loan Agreement"). All payments shall be made at the offices of MSC in Merrimack, New Hampshire, or such other address as MSC shall designate in a written notice to Outpost.

     This Note is issued by Outpost pursuant to, and is governed by and subject to the terms and conditions of, the Loan Agreement. All capitalized terms used in this Note that are not defined herein, but that are defined in the Loan Agreement, shall have the meanings assigned to them therein.

     Nothing contained in this Note, the Loan Agreement or the instruments securing this Note shall be deemed to establish or require the payment of a rate of interest in excess of the amount legally enforceable. In the event that the rate of interest so required to be paid exceeds the maximum rate legally enforceable, the rate of interest so required to be paid shall be automatically reduced to the maximum rate legally enforceable, and any excess paid over such maximum enforceable rate shall be automatically credited on account of the principal hereof without premium or penalty.

     This Note may be prepaid in whole or in part at any time without penalty.

     The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

          Outpost or any Subsidiary shall fail to pay when due and payable any principal of the Obligations when the same becomes due (including without limitation any failure to pay any Inventory Payable by the Inventory Payable Due Date (as such term is defined the Credit Agreement));

          Outpost shall fail to take any action provided for in the Loan Documents with respect to creation or preservation of MSC's rights in the Collateral;

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          Outpost or any Subsidiary shall fail to perform any other term, covenant or agreement contained in the Loan Documents within fifteen (15) days after MSC has given written notice of such failure to Outpost;

          Any representation or warranty of Outpost or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

          Any of the Loan Documents shall cease to be in full force and effect, and

          Dissolution, termination of existence, insolvency, business failure, appointment of a receiver or custodian of any part of Outpost's property, assignment or trust mortgage for the benefit of creditors by Outpost, the recording or existence of any lien for unpaid taxes, the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States by or against Outpost, or service upon Secured Party of any writ, summons, or process designed to affect any of Outpost's accounts or other property.;

     Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, MSC may by written notice to Outpost and after any opportunity to cure as set forth in the Loan Agreement, declare all outstanding obligations payable by Outpost hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, MSC may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

     Notices to Outpost shall be by telecopy, delivery in hand or by courier, or registered or certified mail (return receipt requested) and shall be deemed to have been given or made when telegraphed, telecopied (and confirmed received), delivered in hand or by courier, or five days after being deposited in the United States mails postage prepaid, registered or certified, return receipt requested, to Outpost at the address set forth in the Merger Agreement, or at such other address specified by Outpost in accordance herewith to the holder.

     No delay or omission on the part of MSC in exercising any right hereunder shall operate as a waiver of such right or of any other right of MSC, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every maker, endorser and guarantor of this Note or the obligations represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal, as of the date first above written.


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                                    CYBERIAN OUTPOST, INC.

                                    By: /s/ Darryl Peck
                                        ---------------------
                                    Title: President & CEO



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